NEWS RELEASE

April 28, 2015

NCR Announces First Quarter 2015 Results

•
Revenue of $1.48 billion, down 3% as reported, up 3% constant currency; Growth in software-related revenue to $414 million, up 9% constant currency, and growth in cloud revenue to $134 million, up 20% constant currency growth

•
Non-pension operating income (NPOI) of $146 million, down 6% as reported, up 6% constant currency; GAAP income from operations decreased 12% to $95 million, primarily due to restructuring and foreign currency impacts

•	Non-GAAP diluted EPS of $0.43, GAAP diluted EPS of $0.23

•	Free cash flow improvement of $75 million; net cash provided by operating activities of $79 million

•	2015 full year as reported guidance reaffirmed despite additional unfavorable FX impacts

DULUTH, Georgia - NCR Corporation (NYSE: NCR) reported financial results today for the three months ended March 31, 2015.

"We are off to a good start in 2015. Our first quarter results were in-line with our expectations and we improved execution across our organization,” said Chairman and CEO Bill Nuti. “Our constant currency growth was driven primarily by the impact of our omni-channel solutions in Financial Services.  In Retail Solutions, we are beginning to see investment priorities shifting from security back towards omni-channel and customer experience solutions and while we are not pleased with the operating results in Retail Solutions in the first quarter, we continue to forecast improvement in the second half of the year. We expanded our total software revenues during the quarter, including strong cloud revenue growth, and further advanced our sales and services transformation initiatives as we work to build a stronger NCR. We are excited about the opportunities ahead of us this year and are focused on continuing to deliver innovation, value and leading omni-channel solutions to our customers."

Q1 Financial Summary

	First Quarter
$ in millions, except per share amounts	2015	2014	As Reported	Constant Currency
Revenue	$1,476	$1,518	(3)%	3%
Income from operations *	$95	$108	(12)%
Non-pension operating income (NPOI)	$146	$155	(6)%	6% **
Diluted earnings per share ***	$0.23	$0.31	(26)%
Non-GAAP diluted earnings per share	$0.43	$0.50	(14)%	2% **

*	Income from operations in the first quarter of 2015 includes a $16 million charge related to the ongoing restructuring plan.

**	NPOI includes approximately $18 million and non-GAAP diluted earnings per share includes approximately $0.08 of unfavorable foreign currency impacts.

***	Diluted earnings per share in the first quarter of 2015 includes $0.07 related to the ongoing restructuring plan.

In this release, we use the non-GAAP measures non-pension operating income (NPOI), non-GAAP diluted earnings per share and free cash flow, and we present certain measures on a constant currency basis. These non-GAAP measures are described and reconciled to their most directly comparable GAAP measures elsewhere in this release.

Q1 Supplemental Revenue Information

	First Quarter
$ in millions	2015	2014	% Change	% Change Constant Currency
Cloud *	$134	$113	19%	20%
Software License/Software Maintenance	149	147	1%	6%
Professional Services	131	135	(3%)	3%
Total Software-Related Revenue	414	395	5%	9%
Hardware	539	570	(5%)	2%
Other Services	523	553	(5%)	2%
Total Revenue	$1,476	$1,518	(3%)	3%

* Referred to as Software-as-a-Service or SaaS in prior Company earnings releases.

Software-related revenue increased 5% in the first quarter and increased 9% on a constant currency basis, including 19% growth in cloud revenue driven by Financial Services and Hospitality.

Q1 Operating Segment Results

	First Quarter
$ in millions	2015	2014	% Change	% Change Constant Currency
Revenue by segment
Financial Services	$798	$794	1%	9%
Retail Solutions	445	490	(9)%	(4)%
Hospitality	148	149	(1)%	1%
Emerging Industries	85	85	—%	8%
Total Revenue	$1,476	$1,518	(3)%	3%
Operating income by segment
Financial Services	$105	$103
% of Financial Services Revenue	13.2%	13.0%
Retail Solutions	16	36
% of Retail Solutions Revenue	3.6%	7.3%
Hospitality	18	12
% of Hospitality Revenue	12.2%	8.1%
Emerging Industries	7	4
% of Emerging Industries Revenue	8.2%	4.7%
Segment operating income	$146	$155
% of Total Revenue	9.9%	10.2%

Revenue was down 3% as reported and was up 3% on a constant currency basis. Financial Services' constant currency growth was driven by improvements in software-related revenue in the Americas, Europe and Middle East Africa. Emerging Industries' constant currency growth was driven by improvements in our Telecom & Technology business. Hospitality's constant currency growth was driven by higher software-related revenue, partially offset by lower hardware revenue. Retail Solutions constant currency revenue results were negatively impacted by reduced spending by retailers, which we expect to improve in the second half of 2015.

Segment operating income was stronger in Financial Services driven by a higher mix of omni-channel solutions. Segment operating income was also stronger in Hospitality driven by higher software-related revenue including cloud revenue, and stronger in Emerging Industries due to higher services margins. Retail solutions operating income was down due to lower volume and a less favorable mix of software-related revenue.

Free Cash Flow

	First Quarter
$ in millions	2015	2014
Net cash provided by operating activities	$79	$31
Total capital expenditures	(51)	(66)
Net cash provided by (used in) discontinued operations	(4)	(16)
Free cash flow	$24	$(51)

Free cash flow improved by $75 million in the first quarter of 2015 as compared to the first quarter of 2014 driven by improvements in cash from operations, lower capital expenditures, and discontinued operations.

2015 Outlook

We are reaffirming our 2015 as reported guidance despite an increase in anticipated unfavorable foreign exchange impacts from our prior expectations. We previously expected unfavorable foreign currency impacts of 5% in revenue, $50 million in NPOI and $0.20 per share in non-GAAP diluted EPS. We now expect unfavorable foreign currency impacts of 6% in revenue, $75 million in NPOI and $0.30 per share in non-GAAP diluted EPS.

$ in millions, except per share amounts	2015 Guidance		2014 Actual
Revenue	$6,525 - $6,675		$6,591
Year-over-year revenue growth	(1%) to 1%		8%
Constant currency revenue growth	5% to 7%	(1)	10%
Income from operations (GAAP)	$625 - $690	(2)	$353	(2)
Non-pension operating income (NPOI)	$830 - $870		$820
Diluted earnings per share (GAAP)	$1.80 - $2.10	(2)	$1.06	(2)
Non-GAAP Diluted EPS	$2.60 - $2.80	(3)	$2.74
Net cash provided by operating activities	$595 - $625		$524
Free cash flow	$325 - $375		$313

(1)
Expected constant currency growth has been adjusted from 4% to 6% to 5% to 7% to reflect an increase of 1% in anticipated unfavorable foreign currency impact. We previously expected unfavorable foreign currency impacts of approximately 5% in revenue and now expect unfavorable foreign currency impacts of approximately 6% in revenue.

(2)
For 2014, actuarial mark-to-market pension adjustment is included; 2015 guidance does not include actuarial mark-to-market pension adjustments, which will be determined in Q4 2015. The impact of the transfer of the UK London pension plan to an insurer expected to occur in 2015 or early 2016 is excluded from the 2015 guidance. The UK London pension plan was approximately $420 million overfunded as of December 31, 2014.

(3)
NCR expects approximately $215 million to $220 million of other expense, net including interest expense in 2015 and that its full-year 2015 effective income tax rate will be approximately 25% compared to 22% in 2014.

The Company is on track with progress to date with the restructuring plan. In 2015, NCR expects to incur a pre-tax charge of approximately $39 million to $64 million with $16 million recorded during Q1 2015. Cash payments in 2015 are expected to be approximately $71 million to $86 million with $16 million paid during Q1 2015. Savings are in line with previous expectations with approximately $18 million in 2014, $70 million in 2015 and $105 million in 2016, with about 50% of the savings benefiting NPOI.

Q2 2015 Outlook

For the second quarter of 2015, the Company expects non-pension operating income (NPOI) to be in the range of $190 million to $200 million, compared to $210 million in the second quarter of 2014, and income from operations to be in the range of $140 million to $150 million, compared to $169 million in the second quarter of 2014. The unfavorable foreign currency impact on NPOI is expected to be approximately $20 million in the second quarter of 2015. NCR expects its second quarter 2015 effective income tax rate to be approximately 28% and other expense, net including interest expense to be approximately $55 million.

2015 First Quarter Earnings Conference Call

A conference call is scheduled for today at 4:30 p.m. (EDT) to discuss the first quarter 2015 results and guidance for second quarter and full-year 2015. Access to the conference call and accompanying slides, as well as a replay of the call, are available on NCR's web site at http://investor.ncr.com/. Additionally, the live call can be accessed by dialing 866-409-1555 and entering the participant passcode 6680678.

More information on NCR’s Q1 2015 earnings, including additional financial information and analysis, is available on NCR’s Investor Relations website at http://investor.ncr.com/.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables nearly 550 million transactions daily across the financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with over 30,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: http://linkd.in/ncrgroup
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Lou Casale
NCR Corporation
212.589.8415
lou.casale@ncr.com

Investor Contact
Gavin Bell
NCR Corporation
212.589.8468
gavin.bell@ncr.com

Note to Investors This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in this release include statements about expected industry investment trends, and market and economic conditions affecting NCR and its business; expectations regarding foreign currency fluctuations and their impact on NCR's results; expectations for NCR's growth; NCR's ongoing restructuring plan and its costs, expected benefits and results; and NCR's 2015 financial outlook (including in the sections entitled “2015 Outlook” and “Q2 2015 Outlook”). Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: domestic and global economic and credit conditions including, in particular, market conditions and spending trends in the retail industry; the impact of our indebtedness and its terms on our financial and operating activities; foreign currency fluctuations; our ability to successfully introduce new solutions and compete in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; our ability to improve execution in our sales and services organizations; defects or errors in our products; manufacturing disruptions; the historical seasonality of our sales; compliance with data privacy and protection requirements; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; the success of our ongoing restructuring plan; tax rates; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in the Company's filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-Pension Operating Income and Non-GAAP Diluted Earnings Per Share. NCR’s non-pension operating income and non-GAAP diluted earnings per share are determined by excluding pension expense and special items, including amortization of acquisition related intangibles, from NCR’s GAAP income (loss) from operations. Due to the significant change in its pension expense from year to year and the non-operational nature of pension expense and these special items, NCR's management uses non-pension operating income and non-GAAP diluted earnings per share to evaluate year-over-year operating performance, to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results.

Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP and, therefore, NCR's definition may differ from other companies' definitions of this measure.

Constant Currency. NCR presents certain measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation. Due to the continuing strengthening of the U.S. dollar against foreign currencies and the overall variability of foreign exchange rates from period to period, NCR’s management uses these measures on a constant currency basis to evaluate period-over-period operating performance. Measures presented on a constant currency basis are calculated by translating current period results at prior period monthly average exchange rates.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the tables below or, in the case of quarterly free cash flow, in the body of this release.

Reconciliation of Diluted Earnings Per Share (GAAP) to Non-GAAP Diluted Earnings Per Share (non-GAAP)

	Q1 2015 Actual	Q1 2014 Actual	2015 Guidance	2014 Actual
Diluted EPS (GAAP)	$0.23	$0.31	$1.80 - $2.10	$1.06
Pension (benefit) expense	—	—	0.01	0.38
Restructuring plan	0.07	—	0.18 - 0.28	0.68
Acquisition-related costs	0.01	0.06	0.04	0.12
Acquisition-related amortization of intangibles	0.12	0.11	0.47	0.47
Acquisition-related purchase price adjustments	—	0.01	—	0.02
OFAC and FCPA Investigations (1)	—	0.01	—	0.01
Non- GAAP Diluted EPS	$0.43	$0.50	$2.60 - $2.80	$2.74

Reconciliation of Income from Operations (GAAP) to Non-pension Operating Income (non-GAAP)

$ in millions	Q1 2015 Actual	Q1 2014 Actual	2015 Guidance	2014 Actual	Q2 2015 Guidance	Q2 2014 Actual
Income from Operations (GAAP)	$95	$108	$625 - $690	$353	$140 - $150	$169
Pension (benefit) expense	—	(1)	3	152	1	2
Restructuring plan	16	—	39 - 64	160	14	—
Acquisition-related costs	2	14	10	27	3	6
Acquisition-related amortization of intangibles	32	30	127	119	32	30
Acquisition-related purchase price adjustments	—	3	—	6	—	2
OFAC and FCPA Investigations (1)	1	1	1	3	—	1
Non-pension Operating Income (non-GAAP)	$146	$155	$830 - $870	$820	$190 - $200	$210

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (non-GAAP)

$ in millions	2015 Guidance
Net cash provided by operating activities	$595 - $625
Total capital expenditures	(215) - (235)
Net cash provided by (used in) discontinued operations	(35)
Free cash flow	$325 - $375

Reconciliation of Revenue Growth (GAAP) to Revenue Growth on a Constant Currency Basis (non-GAAP)

	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Revenue Growth % (non-GAAP)
Financial Services	1%	(8)%	9%
Retail Solutions	(9)%	(5)%	(4)%
Hospitality	(1)%	(2)%	1%
Emerging Industries	—%	(8)%	8%
Total Revenue	(3)%	(6)%	3%

	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Revenue Growth % (non-GAAP)
Cloud	19%	(1)%	20%
Software License/Software Maintenance	1%	(5)%	6%
Professional Services	(3)%	(6)%	3%
Total Software-Related Revenue	5%	(4)%	9%
Hardware	(5)%	(7)%	2%
Other Services	(5)%	(7)%	2%
Total Revenue	(3)%	(6)%	3%

(1) Estimated expenses for 2015 will be affected by, among other things, the status and progress of these matters.   There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC’s, the SEC’s or the DOJ’s investigations.

NCR CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended March 31
	Three Months
	2015	2014
Revenue
Products	$604	$634
Services	872	884
Total Revenue	1,476	1,518
Cost of products	483	476
Cost of services	603	626
Total gross margin	390	416
% of Revenue	26.4%	27.4%
Selling, general and administrative expenses	225	245
Research and development expenses	55	63
Restructuring-related charges	15	—
Income from operations	95	108
% of Revenue	6.4%	7.1%
Interest expense	(44)	(43)
Other (expense), net	(7)	(7)
Total other (expense), net	(51)	(50)
Income before income taxes and discontinued operations	44	58
% of Revenue	3.0%	3.8%
Income tax expense	2	4
Income from continuing operations	42	54
Income from discontinued operations, net of tax	—	—
Net Income	42	54
Net income attributable to noncontrolling interests	2	1
Net income attributable to NCR	$40	$53
Amounts attributable to NCR common stockholders:
Income from continuing operations	$40	$53
Income from discontinued operations, net of tax	—	—
Net income	$40	$53
Net income per share attributable to NCR common stockholders:
Net income per common share from continuing operations
Basic	$0.24	$0.32
Diluted	$0.23	$0.31
Net income per common share
Basic	$0.24	$0.32
Diluted	$0.23	$0.31
Weighted average common shares outstanding
Basic	169.0	167.1
Diluted	171.6	171.0

NCR CORPORATION REVENUE AND OPERATING INCOME SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended March 31
	Three Months
	2015	2014	% Change	% Change Constant Currency
Revenue by segment
Financial Services	$798	$794	1%	9%
Retail Solutions	445	490	(9)%	(4)%
Hospitality	148	149	(1)%	1%
Emerging Industries	85	85	—%	8%
Total Revenue	$1,476	$1,518	(3)%	3%
Operating income by segment
Financial Services	$105	$103
% of Revenue	13.2%	13.0%
Retail Solutions	16	36
% of Revenue	3.6%	7.3%
Hospitality	18	12
% of Revenue	12.2%	8.1%
Emerging Industries	7	4
% of Revenue	8.2%	4.7%
Subtotal-segment operating income	$146	$155
% of Revenue	9.9%	10.2%
Pension expense (benefit)	—	(1)
Other adjustments (1)	51	48
Total income from operations	$95	$108

(1)	The following table presents the other adjustments for NCR:

	For the Periods Ended March 31
	Three months
In millions	2015	2014
Restructuring plan	$16	$—
Acquisition-related amortization of intangible assets	32	30
Acquisition-related costs	2	14
Acquisition-related purchase price adjustments	—	3
OFAC and FCPA investigations	1	1
Total other adjustments	$51	$48

NCR CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

	March 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$462	$511
Accounts receivable, net	1,415	1,404
Inventories	676	669
Other current assets	549	504
Total current assets	3,102	3,088
Property, plant and equipment, net	351	396
Goodwill	2,754	2,760
Intangibles, net	893	926
Prepaid pension cost	535	551
Deferred income taxes	344	349
Other assets	534	537
Total assets	$8,513	$8,607
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$172	$187
Accounts payable	642	712
Payroll and benefits liabilities	176	196
Deferred service revenue and customer deposits	588	494
Other current liabilities	446	481
Total current liabilities	2,024	2,070
Long-term debt	3,443	3,472
Pension and indemnity plan liabilities	676	705
Postretirement and postemployment benefits liabilities	174	170
Income tax accruals	175	181
Environmental liabilities	37	44
Other liabilities	64	67
Total liabilities	6,593	6,709
Redeemable noncontrolling interests	14	15
Stockholders' equity
NCR stockholders' equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 169.5 and 168.6 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	2	2
Paid-in capital	447	442
Retained earnings	1,603	1,563
Accumulated other comprehensive loss	(158)	(136)
Total NCR stockholders' equity	1,894	1,871
Noncontrolling interests in subsidiaries	12	12
Total stockholders' equity	1,906	1,883
Total liabilities and stockholders' equity	$8,513	$8,607

NCR CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Periods Ended March 31
	Three Months
	2015	2014
Operating activities
Net income	$42	$54
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	—	—
Depreciation and amortization	76	69
Stock-based compensation expense	9	10
Deferred income taxes	4	3
Gain on sale of property, plant and equipment and other assets	(1)	(1)
Impairment of long-lived and other assets	14	—
Changes in assets and liabilities:
Receivables	(46)	(66)
Inventories	(21)	(30)
Current payables and accrued expenses	(83)	—
Deferred service revenue and customer deposits	110	59
Employee benefit plans	(21)	(21)
Other assets and liabilities	(4)	(46)
Net cash provided by operating activities	79	31
Investing activities
Expenditures for property, plant and equipment	(13)	(32)
Additions to capitalized software	(38)	(34)
Business acquisition, net	—	(1,642)
Changes in restricted cash	—	1,114
Other investing activities, net	(6)	(4)
Net cash used in investing activities	(57)	(598)
Financing activities
Short term borrowings, net	2	6
Payments on term credit facilities	(19)	—
Borrowings on term credit facilities	—	250
Payments on revolving credit facilities	(273)	(60)
Borrowings on revolving credit facilities	248	400
Debt issuance costs	—	(2)
Proceeds from employee stock plans	6	5
Tax withholding payments on behalf of employees	(9)	(22)
Other financing activities	—	(1)
Net cash used in financing activities	(45)	576
Cash flows from discontinued operations
Net cash used in discontinued operations	(4)	(16)
Effect of exchange rate changes on cash and cash equivalents	(22)	(6)
Decrease in cash and cash equivalents	(49)	(13)
Cash and cash equivalents at beginning of period	511	528
Cash and cash equivalents at end of period	$462	$515